UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

CoreSite Realty Corporation
 (Exact name of registrant as specified in its charter)

Maryland	00134877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, Colorado	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2011, CoreSite Realty Corporation (the “Company”), CoreSite, L.P., and certain investment funds affiliated with The Carlyle Group (the “Selling Stockholders”) entered into an underwriting agreement with Citigroup Global Markets Inc. in connection with the offer and sale by the Selling Stockholders of 889,610 shares of the Company’s common stock. The shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-177052). The offering is scheduled to close on November 15, 2011, subject to customary closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the underwriting agreement is qualified in its entirety by reference to the full text of the underwriting agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 8, 2011.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2011

CORESITE REALTY CORPORATION
By:	/s/ Jeffrey S. Finnin

Name:	Jeffrey S. Finnin
Title:	Chief Financial Officer